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                                                                   EXHIBIT 23.11



                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form F-4 of (1) our report dated December 15, 1996, on the financial statements of the Mohegan Tribal Gaming Authority for the period ended September 28, 1995 and (2) to all references to our Firm included in this Post Effective Amendment No. 1 to the Registration Statement of Sun International Hotels Limited.



                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP



Hartford, Connecticut
November 6, 1996